Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 as amended of our report dated March 23, 2016 relating to the financial statements of Starboard Value A LP, which appears in Cowen Inc.’s Annual Report on Form 10‑K/A for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP

New York, New York
November 30, 2017